UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 12, 2022

VYNE Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38356	45-3757789
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

520 U.S. Highway 22, Suite 204

Bridgewater, New Jersey 08807

(Address of principal executive offices, including Zip Code)

(800) 775-7936

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	VYNE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On January 12, 2022, VYNE Therapeutics Inc. (“VYNE” or the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Journey Medical Corporation (“Journey”) pursuant to which VYNE has divested its Molecule Stabilizing Technology (MSTTM) franchise, including AMZEEQ®, ZILXI®, and FCD105, to Journey (the “Sale”). Journey has acquired, among other things, the intellectual property related to the MSTTM assets, inventory as of closing, and VYNE’s rights and obligations under the license agreement with respect to the greater China territory. In addition, Journey has agreed to assume certain liabilities, including, among others, those arising from VYNE’s patent infringement suit initiated against Padagis Israel Pharmaceuticals Ltd. The Sale was consummated concurrently with the execution of the Purchase Agreement.

Pursuant to the Purchase Agreement, Journey will pay VYNE an upfront payment of $20.0 million and will pay an additional $5.0 million on the one-year anniversary of the closing of the transaction. VYNE is also eligible to receive sales milestone payments of up to $450.0 million in the aggregate upon the achievement of specified levels of net sales on a product-by-product basis, beginning with annual net sales exceeding $100,000,000 (with products covered in three categories (1) AMZEEQ® (and certain modifications), (2) ZILXI® (and certain modifications), and (3) FCD105 and other products covered by the patents being transferred, including certain modifications). In addition, VYNE is entitled to receive certain payments from any licensing or sublicensing of the assets by Journey outside of the United States.

The Purchase Agreement includes customary representations and warranties, as well as indemnification rights for breaches of representations, warranties, and covenants, as well as certain other matters, subject to customary deductibles, caps, and other limitations.

The above description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed with this report. The representations, warranties, and covenants contained in the Purchase Agreement have been made solely for the purposes of the Purchase Agreement and as of specific dates; were solely for the benefit of the parties to the Purchase Agreement; are not intended as statements of fact to be relied upon by the parties’ stockholders or other security holders, but rather as a way of allocating the risk between the parties in the event the statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Purchase Agreement, which disclosures are not reflected in the Purchase Agreement itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by stockholders or other security holders. Security holders are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of any actual state of facts or of the condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The Sale was consummated concurrently with the execution of the Purchase Agreement. The information included in Item 1.01 above is incorporated by reference in this Item 2.01.

The required pro forma financial information for the transaction described in Item 1.01 of this Current Report on Form 8-K will be filed by an amendment to this Current Report on Form 8-K as soon as practicable and no later than the required filing date.

Item 8.01 Other Events

On January 13, 2022, the Company issued a press release announcing the entry into the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

As of December 31, 2021, the Company had approximately $63 million of cash, cash equivalents and restricted cash on a pro forma basis following the Sale. This amount reflects (i) the Company’s cash and cash equivalents on an actual basis as of December 31, 2021, (ii) the net proceeds received from the Sale following the payment of transaction costs and (iii) the $5.0 million payment to be received on January 12, 2023. As previously disclosed, the Company expects its cash-related operating expenses to be approximately $40 million for the fiscal year ending December 31, 2022.

The financial information included above has been prepared by, and is the responsibility of, VYNE management. No independent registered public accounting firm has audited, reviewed, compiled or applied agreed-upon procedures with respect to this financial information. Accordingly, no independent registered public accounting firm expresses an opinion or any other form of assurance with respect thereto. These estimates were prepared by our management, based upon a number of assumptions, and could change as a result of further review. In particular, the preparation of our annual report on Form 10-K for the fiscal year ended December 31, 2021 could result in changes to this preliminary financial information, and such changes may be material.

This report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the transaction between VYNE and Journey and other statements regarding the future expectations, plans and prospects of VYNE. All statements in this press release which are not historical facts are forward-looking statements. Any forward-looking statements are based on VYNE’s current knowledge and its present beliefs and expectations regarding possible future events and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially and adversely from those set forth or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: Journey’s ability to achieve the levels of the net sales specified in the Agreement and lack of obligations to achieve any such net sales milestones and VYNE’s ability to realize any related milestone payments; the risk that Journey may not license or sublicense any territory outside of the United States and therefore may not owe any additional related payments to VYNE; VYNE’s ability to successfully develop its product candidates; the timing of commencement of future non-clinical studies and clinical trials; VYNE’s ability to successfully progress, complete, and receive favorable results in, clinical trials for its product candidates; VYNE’s ability to select a lead candidate and exercise its exclusive option with respect to an oral BETi candidate pursuant to the terms of the option agreement with In4Derm Limited in the anticipated timeframe or at all; VYNE’s intentions and its ability to obtain additional funding, either through equity or debt financing transactions or collaboration arrangements; disruptions related to COVID-19 or another pandemic, epidemic or outbreak of a contagious disease on the ability of VYNE’s suppliers to manufacture and provide materials for its product candidates, initiating and retaining patients in clinical trials, operating results, liquidity and financial condition; the regulatory approval process for VYNE’s product candidates, including any delay or failure in obtaining requisite approvals; VYNE’s ability to comply with various regulations applicable to its business; VYNE’s ability to create intellectual property and the scope of protection it is able to establish and maintain for intellectual property rights covering its product candidates, including the projected terms of patent protection; risks that any of VYNE’s patents may be held to be narrowed, invalid or unenforceable or one or more of VYNE’s patent applications may not be granted and potential competitors may also seek to design around VYNE’s granted patents or patent applications; VYNE’s ability to attract and retain key scientific or management personnel; VYNE’s expectations regarding licensing, business transactions and strategic operations; VYNE’s future financial performance, operating expenses and liquidity; and volatility in VYNE’s stock price may result in rapid and substantial increases or decreases in the stock price that may or may not be related to the company’s operating performance or prospects. For a discussion of other risks and uncertainties, and other important factors, any of which could cause VYNE’s actual results to differ from those contained in the forward-looking statements, see the section titled “Risk Factors” in VYNE’s Annual Report on Form 10-K for the year ended December 31, 2020, as well as discussions of potential risks, uncertainties, and other important factors in VYNE’s subsequent filings with the U.S. Securities and Exchange Commission. Although VYNE believes these forward-looking statements are reasonable, they speak only as of the date of this announcement and VYNE undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law. Given these risks and uncertainties, you should not rely upon forward-looking statements as predictions of future events.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The required pro forma financial information for the disposition described in Item 1.01 of this Current Report on Form 8-K will be filed by an amendment to this Current Report on Form 8-K as soon as practicable and no later than the required filing date.

(d) Exhibits

The following exhibits are being filed herewith.

Exhibit No.	Description
2.1*	Asset Purchase Agreement, dated as of January 12, 2022, by and between VYNE Therapeutics Inc. and Journey Medical Corporation.
99.1	Press Release dated January 13, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC a copy of any omitted exhibits or schedules upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYNE THERAPEUTICS INC.

Date: January 13, 2022	By:	/s/ Mutya Harsch
Mutya Harsch Chief Legal Officer and General Counsel